Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: + 1 212 225 2000

F: + 1 212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONGKONG

BEIJING • BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL

D: +1 212 225 2864

jkarpf@cgsh.com

VICTOR I. LEWKOW

LEE C. BUCHHEIT

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

EDWARD J. ROSEN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

ABENA A. MAINOO

HUGH C. CONROY, JR.

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

CAROLINE F. HAYDAY

RAHUL MUKHI

NEIL R. MARKEL

HUMAYUN KHALID

KENNETH S. BLAZEJEWSKI

ANDREA M. BASHAM

LAURA BAGARELLA

SHIRLEY M. LO

    RESIDENT COUNSEL

LOUISE M. PARENT

OF COUNSEL

November 15, 2018

Allergan Funding SCS

46A, avenue J.F. Kennedy

L-1855 Luxembourg,

Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as special United States counsel to Allergan plc, a public limited company incorporated under the laws of the Republic of Ireland (“Allergan plc”), and its subsidiary, Allergan Funding SCS, a limited partnership (société en accomandite simple) organized under the laws of the Grand Duchy of Luxembourg (the “Company”), in connection with the offering pursuant to a registration statement on Form S-3 (No. 333-223089) (the “Registration Statement”) of Allergan plc, the Company and the guarantors listed on Schedule I hereto (the “Guarantors”) and the prospectus dated February 16, 2018, as supplemented by the prospectus supplement dated November 8, 2018 (the “Prospectus”) of €500,000,000 aggregate principal amount of the Company’s 1.500% notes due 2023, €500,000,000 aggregate principal amount of the Company’s 2.625% notes due 2028 and €700,000,000 aggregate principal amount of the Company’s floating rate notes due 2020 (the “Securities”). The Securities were issued under an indenture dated as of March 12, 2015 (the “Base Indenture”) among the Company, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of March 12, 2015 (the “First Supplemental Indenture”) among the Company, the Guarantors and the Trustee, the second supplemental indenture, dated as of May 7, 2015 (the “Second Supplemental Indenture”) among the Company, the Guarantors and the Trustee, the third supplemental indenture, dated as of May 26, 2017 (the “Third Supplemental Indenture”) among the Company, the Guarantors and the Trustee and the fourth supplemental indenture, dated as of November 15, 2018 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee. The Indenture includes the guarantees of the Securities by the Guarantors (the “Guarantees”).

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the Prospectus and the documents incorporated by reference therein;

(c)	an executed copy of the Underwriting Agreement dated November 8, 2018 among the Company, the Guarantors and the several underwriters named in Schedule 1 thereto;

(d)	an executed copy of the Indenture; and

(e)	facsimile copies of the Securities in global form as executed by the Company and authenticated by the Trustee.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Securities have been validly issued by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

2. The Guarantees are the valid, binding and enforceable obligations of the respective Guarantors, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or any Guarantor (a) we have assumed that the Company or such Guarantor and each other party to such agreement or obligation has satisfied those legal and organizational requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or such Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that waivers of defenses contained in the Guarantees may be ineffective to the extent that any such defense involve a matter of public policy in New York.

We note that the designation in Section 14.17 of the Base Indenture of the U.S. federal courts sitting in the Borough of Manhattan in the City of New York as the venue for actions or proceedings relating to the Indenture, the Securities or the Guarantees is (notwithstanding the waiver in Section 14.17 of the Base Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling Federal court decision on this issue.

Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters,” and to the filing of this opinion as Exhibit 5.1 to Allergan plc and Warner Chilcott Limited’s Current Report on Form 8-K dated November 15, 2018. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Jeffrey D. Karpf
Jeffrey D. Karpf, a Partner

Schedule I

Guarantor	State or other jurisdiction of incorporation or organization

Allergan Capital S. à r.l.	Grand Duchy of Luxembourg

Warner Chilcott Limited	Bermuda

Allergan Finance, LLC	Nevada

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.